Exhibit 99.1

NEWS RELEASE

For Immediate Release
April 27, 2009

For Further Information Contact:
James Myers, President, CityInsurance Professionals
(304) 926-7402

CityInsurance expands in Nitro and Putnam County
Acquires two established agencies to broaden reach

City National Bank and CityInsurance Professionals, the bank’s insurance division, have announced the acquisition of two leading insurance agencies from the Kanawha Valley: the Patton Insurance Agency based in Nitro, and the Dickens & Clark Insurance Agency based in Teays Valley. City National Bank is a subsidiary of City Holding Company (NASDAQ: CHCO), a $2.6 billion bank holding Company based in Charleston, West Virginia.

These acquisitions expand the reach of CityInsurance beyond its existing insurance offices in Charleston, Beckley, Martinsburg, Ripley, St. Albans and Bridgeport, West Virginia and Ashland, Kentucky. The Patton Insurance Agency, founded by Jerry and Jeannie Patton in 1987, affiliated with CityInsurance in December of 2008. Jerry Patton and his staff specialize in personal lines insurance and operate out of an office at 1902 19th St. in Nitro.

The Dickens & Clark Insurance Agency, founded by Gary Dickens in 1998, joined CityInsurance April 1, 2009.  Gary and his entire staff have joined the CityInsurance team and operate out of an office at 4005 Teays Valley Rd. – immediately adjacent to City National Bank’s Teays Valley branch.  City intends to expand its Teays Valley bank branch to incorporate the entire team from Dickens & Clark.

James Myers, president of CityInsurance, said, “We are proud that Jerry Patton and Gary Dickens both decided that CityInsurance was the right home for their teams. Like banking, insurance is a relationship business. The Patton and Dickens & Clark agencies have done a remarkable job building and servicing client relationships. This service philosophy aligns perfectly with our approach at CityInsurance. And, we have the advantage of being part of one of the most successful banks in the area. Our affiliation with City National Bank means we have ready access to capital to continue to expand our insurance franchise throughout West Virginia in the years ahead.”

Skip Hageboeck, president of City National Bank and City Holding Company, stated, “I couldn’t be prouder of the work that our CityInsurance team has accomplished in the past year. They have built the business into the best provider of insurance services for consumers and businesses in our markets. We have over 180,000 bank customers and look forward to introducing them to our insurance offerings.”

Hageboeck continued, “Our bank is successful because of the loyalty of our customers and the commitment and dedication of our talented staff.  The insurance department is another demonstration of what can happen when talented people work hard to serve the needs of customers.  I appreciate that Jerry Patton and Gary Dickens both see the same thing in our insurance team that I do – excellence and dedication to our customers.”

Jerry Patton said, “As Jeannie and I contemplated the prospect of our eventual retirement, we wanted to be sure our customers continued to be served by a great team of insurance professionals. CityInsurance was excited about our long-term insurance agents Tracy Lawrence and Tabitha Wilson becoming integral parts of their insurance team, and we have been very impressed by the depth of talent that is now available to our customers by combining with City.  CityInsurance brought additional coverage options to our agency, as well as checking and investment products that we previously had not been able to offer.”

Gary Dickens said, “I have known James Myers and other key individuals within CityInsurance for many years, and I am also a long-time customer of City National Bank.  Retirement is not in my plans. I saw for myself, our staff and our customers, the opportunity to join a truly excellent insurance agency. The merger with CityInsurance allows me and my staff to do what we really love to do – serve our customers – rather than worrying about the mundane behind the scenes aspects of running a business.  I am very excited about the opportunities I see to help CityInsurance continue to grow and expand within the Putnam County area.”

About CityInsurance

CityInsurance had revenues of over $4 million in 2008. With 45 employees, and anticipated revenues of over $5.5 million in 2009, CityInsurance has grown to be one of the largest insurance agencies in West Virginia. City’s Workers Compensation department, under the leadership of Mike Idleman, is the second largest provider of Worker’s Compensation insurance in West Virginia.  City’s Property Casualty team includes Terri Delauder, Charlie Morton, Jerry Neal, Dianna Powell, Lisa Sargent, Rhonda Underwood and Charlie Walker and covers all industries. City’s Health/Life/Benefits team includes Joe Bowery II, Joey Bowery, Ona Bailey, Tom Moriarty and Nicole Myers. City has seen its fastest growth in Personal Lines insurance, with revenues from 2008 up 50% compared to 2007. With over 180,000 customer relationships through City National Bank, City anticipates continued strong growth in Personal Lines insurance in the years ahead.

About City National Bank

City National Bank operates 69 branches in West Virginia, eastern Kentucky and southeastern Ohio. One of the strongest and most profitable banks of its size in the United States, City is one of the few banks of its size that was so strongly capitalized and profitable that it did not need to participate in the government’s TARP program. Based on the number of branches, City is the largest bank in Charleston, WV MSA, the largest bank in the Huntington/Ashland MSA, the largest bank in Beckley, WV MSA, and the largest bank in Greenbrier, Mason and Jackson counties in West Virginia, and the largest bank in Lawrence County, Ky. The bank also has a market presence in the Eastern Panhandle of West Virginia, and in Braxton, Pocahontas, Summers, Mercer and Harrison counties in West Virginia. Based on the number of branches, net income and market capitalization, City is one of the largest 100 bank holding companies in the nation.

Forward-Looking Information

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such information involves risks and uncertainties that could result in the Company's actual results differing from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to, (1) the Company may incur additional loan loss provision due to negative credit quality trends in the future that may lead to a deterioration of asset quality; (2) the Company may incur increased charge-offs in the future; (3) the Company may experience increases in the default rates on previously securitized loans that would result in impairment losses or lower the yield on such loans; (4) the Company may not continue to benefit from strong recovery efforts on previously securitized loans resulting in improved yields on these assets; (5)  the Company could have adverse legal actions of a material nature; (6) the Company may face competitive loss of customers; (7) the Company may be unable to manage its expense levels; (8) the Company may have difficulty retaining key employees; (9) changes in the interest rate environment may have results on the Company’s operations materially different from those anticipated by the Company’s market risk management functions; (10) changes in general economic conditions and increased competition could adversely affect the Company’s operating results; (11) changes in other regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact the Company’s operating results; (12) the Company may experience difficulties growing loan and deposit balances; (13) the current economic environment poses significant challenges for us and could adversely affect our  financial condition and results of operations; (14) continued deterioration in the financial condition of the U.S. banking system may impact the valuations of investments the Company has made in the securities of other financial institutions resulting in either actual losses or other than temporary impairments on such investments; and (15) the United States government’s plan to purchase large amounts of illiquid, mortgage-backed and other securities from financial institutions may not be effective and/or it may not be available to us.  Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.